                                                                 EXHIBIT 10.10

                               LOAN AGREEMENT

       THIS AGREEMENT, made as of the _____ day of _____________, 1998, by and between EXCELSIOR-HENDERSON MOTORCYCLE MANUFACTURING COMPANY, a Minnesota corporation ("Borrower") whose address is 805 Hanlon Drive, Belle Plaine, Minnesota 56011, and DAKOTA BANK, a state banking association, with its main banking office located at 1060 Dakota Drive, Mendota Heights, Minnesota 55120 ("Bank").

                            W I T N E S S E T H:

       WHEREAS, the Borrower has requested the Bank to extend a Five Million Dollar ($5,000,000.00) multi-advance working capital loan to Borrower ("Loan") to provide: operating capital for the build up of Borrower's inventory and accounts receivable; capital for the purchase of manufacturing equipment; and cash for the payment of loan origination costs;

       WHEREAS, the initial term of the Loan will require interest only payments for a period not to exceed eighteen months. During such initial period, advances will be drawn by Borrower up to a multi-advance limit of $5,000,000.00. Once the Loan proceeds have been fully drawn or at eighteen months, whichever is sooner, the Loan will be fully amortized over sixty months.

       WHEREAS, the Bank is willing and prepared to extend the Loan to the Borrower, upon the terms and subject to the conditions hereinafter set forth;

       NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1. GENERAL. Subject to and upon the terms, covenants and conditions hereinafter set forth, the Bank hereby agrees to make Loan advances to the Borrower two times monthly up to and including July 1, 2000 ("Draw Expiration Date"), or until the occurrence of any Event of Default (as hereinafter defined), whichever first occurs. The sum total of requests shall not exceed the sum of Five Million Dollars ($5,000,000.00). The obligation of the Bank to make Loan advances under this Section 1 to the Borrower up to an aggregate principal amount at any one time outstanding equal to the Loan is hereinafter referred to as the "Multi-Advance Commitment". Commencing on the Draw Expiration Date the sum total of all Loan advances made to Borrower shall be fully repaid by Borrower in equal monthly installments over sixty months. Monthly payments may be recalculated from time to time by Bank to prevent negative amortization of the remaining Loan balance.

       2. PROMISSORY NOTE. The obligation of the Borrower to repay the Loan shall be evidenced by that certain Promissory Note ("Note") of even date herewith executed by the Borrower. Reference is hereby made to the Note for the terms thereof relating to maturity, repayment schedule, interest rate and other matters governing the repayment of the Loan. Notwithstanding any provision of the Note, however, interest shall be payable at the variable rate

                                                                  EXHIBIT 10.10

provided for therein (Prime Rate of interest published by the Wall Street Journal - Midwest Edition plus one-half percent) only on such portion of the Loan proceeds as actually have been disbursed hereunder pursuant to Section 1 hereof and remain unpaid.

       3. MANNER OF BORROWING UNDER LOAN. Each time the Borrower desires to obtain a loan pursuant to the Multi-Advance Commitment, the Borrower shall request such loan in writing (i) by the Chief Financial Officer of the Borrower; or (ii) by any person designated as the Borrower's agent by resolution of the Borrower's Board of Directors delivered to the Bank. Each such request must specify the date of the requested advance and the amount thereof and shall include evidence (in the form of a certificate with supporting documentation reasonably acceptable to Bank) of discounted collateral values as more specifically described herein. The sum of all outstanding Loan advances shall be limited to the aggregate of:

       A. Eighty percent (80%) of Eligible Receivables (defined as accounts receivable of Borrower less than ninety days old, exclusive of foreign receivables and inter-company receivables and receivables pledged to or financed by another lender);

       B. Eighty percent (80%) of Eligible Equipment (defined as the book value on any new or used equipment including tooling equipment of Borrower which is unencumbered by any lien creditor and which is pledged to the Bank); and

       C. Seventy percent (70%) of Eligible Inventory (defined as raw materials, work-in-process, parts and finished goods valued at Borrower's cost as reported in Borrower's financial statements).

       4. LOAN DOCUMENTS/COLLATERAL. As a condition precedent to the establishment of the Multi-Advance Commitment of the Bank and the agreement of the Bank to make and disburse the Loan, Borrower and Bank acknowledge that the following agreements and documents have been executed and/or delivered to the Bank:

       A. SECURITY AGREEMENT. A duly executed Security Agreement ("Security Agreement") pursuant to which the Bank has been granted a valid and perfected security interest in and to the following assets of Borrower: accounts receivable; inventories and unencumbered fixed assets of Borrower as described on Exhibit "A" (hereinafter the "Collateral").

       B. UCC-1 FINANCING STATEMENTS. UCC-1 Financing Statements to be filed at the Minnesota Secretary of State and, under certain circumstances, the Scott County, Minnesota Recorder's Office.

       C. GUARANTY. The Guaranty of the U. S. Department of Agriculture under the Rural Development Business and Industry Loan Guaranty Program, in form and content reasonably acceptable to Bank, guarantying payment of eighty percent (80%) of the Loan when due, of the Borrower's obligations ("Guaranty").

                                                                  EXHIBIT 10.10

       D. CERTIFICATE OF GOOD STANDING. Certificate of Good Standing issued by the Minnesota Secretary of State dated within seven days of the date of this Agreement.

       E. CORPORATE RESOLUTION. A Resolution of Borrower authorizing certain officers of Borrower to execute the Borrower Documents.

       F. OPINION OF BORROWER'S COUNSEL. A legal opinion executed by Borrower's Attorney, in form and content acceptable to Bank relating to Borrower's corporate existence, authority to execute the Borrower Documents, the enforceability of the Borrower Documents, and whether the Borrower Documents violate any obligation of Borrower.

       G. TAX LIEN AND UCC SEARCHES. Updated tax lien and UCC searches covering Borrower.

       This Agreement, the Note and the documents referenced in this Section are sometimes hereinafter collectively referred to as the "Borrower Documents".

       5. REPRESENTATIONS. In order to induce the Bank to make Loan advances hereunder, the Borrower hereby warrants and represents to the Bank as follows:

       A. CORPORATE EXISTENCE AND POWER. The Borrower is a corporation duly organized and validly existing in the State of Minnesota, and is fully qualified to do business and is in good standing in the State of Minnesota, and has all requisite power and authority to carry on its business as now conducted and as presently proposed to be conducted.

       B. CORPORATE AUTHORITY. The Borrower has full power and authority to execute and deliver the Borrower Documents and to incur and perform obligations set forth in this Agreement and in the Borrower Documents; the execution, delivery and performance by the Borrower of the Borrower Documents and any and all other documents and transactions contemplated hereby or thereby, has been duly authorized by all necessary corporate action, will not violate any provision of law, the Articles of Incorporation or Bylaws of the Borrower, or any obligation of Borrower to any third party.

       C. ENFORCEABILITY. The Borrower Documents each constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

       D. FINANCIAL CONDITION. The audited financial statements of the Borrower dated as of January 3, 1998, and heretofore furnished to the Bank are complete and correct in all respects and fairly represent the financial condition of the Borrower at the dates of such statements and the results of its operations for the period ended on

                                                                  EXHIBIT 10.10



               said date, and have been prepared in accordance with generally accepted accounting principles, consistently applied.

       E. LITIGATION. There is no action, suit or proceeding pending or threatened against or affecting the Borrower which, if adversely determined, would have a material adverse effect on the condition (financial or otherwise), business, properties or assets of the Borrower, except as otherwise reported.

       F. TAXES. The Borrower has filed all tax returns required to be filed and either paid all taxes shown thereon to be due, including interest and penalties, which are not being contested in good faith and by appropriate proceedings, or provided adequate reserves for payment thereof, and none of them have any information or knowledge of any objections to or claims for additional taxes in respect of federal income or excess profits tax returns for prior years.

       G. TITLES, ETC. The Borrower has good title to the Collateral free and clear of all mortgages, liens and encumbrances, and except such liens and encumbrances as may from time to time be consented to in writing by the Bank (hereinafter collectively referred to as "Permitted Interests").

       6. COVENANTS OF THE BORROWER: On and after the date hereof and until the payment in full of the Loan evidenced by the Note and the performance of all other obligations of the Borrower hereunder, and so long as any portion of the Multi-Advance Commitment of the Bank remains in full force and effect, the Borrower agrees that, unless the Bank shall otherwise consent in writing:

       A. FINANCIAL STATEMENTS; OTHER INFORMATION. The Borrower shall deliver to the Bank

               (1) as soon as available and in any event within forty-five days after the end of each fiscal quarter of the Borrower, unaudited consolidated balance sheets of the Borrower as of the end of such period and related statements of operations of the Borrower for such period and for the year to date, all in reasonable detail and stating in comparative form the figures for the corresponding period in the previous year;

               (2) as soon as available and in any event within ninety days of Borrower's fiscal year, Annual Audited Fiscal Year End Financial Statements of the Borrower prepared in accordance with generally accepted accounting principles, consistently applied;

               (3) All SEC filings/press releases relating Borrower's business operations within seven days of filing or release as the case may be;

                                                                  EXHIBIT 10.10



               (4) Annual budget/projections of Borrower, as internally generated, for Borrower's next fiscal year by the end of Borrower's current fiscal year; and

               (5) such other information respecting the financial condition and results of operations of the Borrower as the Bank may from time to time reasonably request.

       B. TAXES AND CLAIMS. The Borrower shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any of its assets or properties, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon the property or assets of the Borrower.

       C. INSURANCE. The Borrower shall maintain insurance coverage with responsible insurance companies licensed to do business in the State of Minnesota in such amounts against such risks as is requested by the Bank or as required by law, including, without limitation, property, comprehensive general public liability, product liability and business interruption insurance, and worker's compensation or similar insurance. The Borrower shall furnish, to the Bank, upon written request, full information and written evidence as to the insurance maintained by the Borrower.

       D. LITIGATION. The Borrower shall promptly give to the Bank notice in writing of all litigation and of all proceedings by or before any court or governmental or regulatory agency affecting the Borrower, except litigation or proceedings which, if adversely determined, would not materially affect the financial condition or business of the Borrower.

       E. LIENS. The Borrower will not create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance on any of its assets covered by the Bank's security interest without the prior written consent of the Bank, other then liens in existence prior to the date of this Agreement and purchase money security interest liens arising pursuant to Section 6K hereof.

       F. SALE OF ASSETS. The Borrower will not sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets to any other person or entity other than in the ordinary course of business; PROVIDED, HOWEVER, that Borrower may sell accounts receivable to an accounts receivable financier, in accordance with the term of an agreement with such financier, which such terms and conditions have been disclosed to and approved by the Bank.

                                                                  EXHIBIT 10.10



       G. ACCESS. The Borrower shall grant to the Bank and the USDA access to the Borrower's premises at any reasonable time in order to inspect the Collateral and the Borrower's property and business.

       H. TRANSFER OF COLLATERAL. The Borrower shall not sell, dispose of, lease, mortgage, assign, sublet or transfer any of its right, title or interest in or the Collateral without the prior written consent of the Bank, except that the Borrower may dispose of worn out or obsolete equipment, may sell and replace any item of Collateral with equipment of a like kind and grade, may sell accounts receivables to an accounts receivable financier and the Borrower may sell Collateral consisting of inventory in the ordinary course of Borrower's business.

       I. USE OF PROCEEDS. Sums advanced to the Borrower under the Loan shall only be used to provide operating capital for the build up of inventory, accounts receivable, for the purchase of manufacturing equipment, and for costs related to obtaining this loan.

       J. MAINTENANCE OF TANGIBLE NET WORTH. Borrower shall maintain a Tangible Net Worth equal to at least twenty percent (20%) of Total Assets for the term of this Agreement. "Total Assets" shall mean the sum of all assets of Borrower as reported on Borrower's financial statements. "Tangible Net Worth" shall mean the difference between total tangible assets and total liabilities as reported on a financial statement prepared in accordance with this Agreement.

       K. ADDITIONAL DEBT LIMITATIONS. During the term of this Agreement, Borrower and Borrower's subsidiaries shall not incur any additional debt and shall not assume liabilities or obligations of any entity or person without the written consent of the Bank. Notwithstanding the foregoing, the Borrower may incur the following debt:

               (1)     this loan;

               (2)     debt existing as of the date of this Loan Agreement;

               (3) debt incurred by Borrower to refinance or exchange existing debt of Borrower;

               (4) debt incurred by Borrower or any subsidiary of Borrower in connection with providing customer or dealer financing for the purchase of Borrower's product;

               (5) other debt of Borrower provided that in its fiscal year 1999 and fiscal years subsequent thereto, Borrower maintains a debt service coverage ratio at least 1.25. Debt service coverage ratio shall be calculated by dividing the sum of net income after tax, plus depreciation, amortization and

                                                                  EXHIBIT 10.10


                       interest expense by the sum of interest and total current maturities of long-term debt and capital leases; and

               (6) purchase money security interest debt in an amount not to exceed $250,000.00 per fiscal year.

       L. DIVIDEND PAYMENTS TO SHAREHOLDERS. This Agreement contains no restriction on dividend payments to shareholders of Borrower.

       M. LIMITATION ON COMPENSATION OF OFFICERS. This Agreement does not limit the compensation of officers of Borrower.

       N. CURRENT RATIO. The minimum current ratio maintained at all times shall be 1.0 to 1. Minimum current ratio shall be determined by dividing current assets by current liabilities.

       O. MAXIMUM DEBT TO NET WORTH RATIO. The maximum debt to net worth ratio shall not exceed 4 to 1. The debt to net worth ratio is determined by dividing total liabilities by tangible net worth.

       P. SUBSEQUENT AMENDMENT RELATING TO ENVIRONMENTAL IMPACTS. This Agreement shall be subject to subsequent amendment as required by the USDA to establish obligations upon Borrower to avoid or reduce adverse environmental impact resulting from the construction of Borrower's facility or from the business operations of Borrower.

       7. EVENTS OF DEFAULT; REMEDIES. Any one or more of the following events shall constitute an Event of Default:

       A. the Borrower shall fail to pay, when due, any amounts required to be paid by the Borrower under any of the Borrower Documents, or any other indebtedness of the Borrower to the Bank for a period of ten (10) days after written notice to Borrower specifying such default and requesting that it be remedied within such time period;

       B. the Borrower shall be in default in the performance of any covenant, condition, obligation or agreement under any other document or instrument heretofore or hereafter executed and delivered to the Bank and such default is not cured within the period, if any, allowed by such documents for the cure thereof;

       C. the Borrower shall fail to observe or perform any of the covenants, conditions, obligations or agreements to be observed or performed by it under this Agreement, the Borrower Documents or any of the documents related hereto for a period of thirty
               (30) days after written notice to Borrower, specifying such default and requesting that it be remedied within such time period (other than defaults

                                                                  EXHIBIT 10.10

               which can be cured by a money payment) provided that such party is proceeding with reasonable diligence to remedy the same;

       D. the Borrower shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future state or federal bankruptcy act or under any similar federal or state law, or shall be adjudicated as bankrupt or insolvent, or shall make a general assignment for the benefit of its creditors, or shall be unable to pay its debts generally as they become due; or if a petition or answer proposing the adjudication of the Borrower as bankrupt or its/their reorganization under any present or future state or federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within thirty (30) days after the filing thereof; or if a receiver, trustee or liquidator of the Borrower or of all or substantially all of the assets of the Borrower, Borrower be appointed in any proceeding brought against the Borrower and shall not be discharged within thirty (30) days of each appointment; or if the Borrower shall consent to or acquiesce in such appointment;

       E. the Borrower shall be or become insolvent (whether in the equity or bankruptcy sense);

       F. any representation or warranty made by the Borrower or the Guarantor in this Agreement, the Borrower Documents or the Guaranty or the documents related hereto shall prove to be untrue or misleading in any material respect, or any statement, certificate or report furnished hereunder or under any of the foregoing documents by or on behalf of any such party shall prove to be untrue or misleading in any material respect on the date when the facts set forth and recited therein are stated or certified;

       G. the Borrower shall liquidate, wind up, dissolve, merge, terminate or suspend its business operations, or sell all or substantially all of its assets, without the prior written consent of the Bank;

       H. the Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due or notice of any state or federal tax lien shall be filed or issued;

       I. any property of the Borrower shall be garnished, levied upon, or attached in any proceeding and such garnishment or attachment shall remain undischarged for a period of thirty days during which execution has not effectively stayed;

       J. except as permitted herein, the Borrower shall sell, transfer, assign or otherwise dispose of all or any part of or any interest in any property subject to any security agreement securing the Note, or agree to any of the foregoing, without the prior written consent of the Bank; or

                                                                  EXHIBIT 10.10

       K. any change in the condition of the Borrower which, in the reasonable opinion of the Bank, materially increases its risk with respect to the Borrower Documents or the Guaranty, or any documents or agreements related hereto or thereto, or the Bank otherwise in good faith deems itself insecure for any reason with respect to the payment of the Note.

Upon the occurrence and continuation of an Event of Default, any one or more of the following remedial steps may be taken by the Bank:

               (1) Bank may, after the expiration of applicable cure periods following written notice by Bank, declare all or part of the principal balance of the Note plus accrued interest thereon to be immediately due and payable, whereupon the same shall become immediately due and payable by the Borrower;

               (2) the Bank may take whatever action at law or in equity as may appear necessary or appropriate to collect the amounts then due and thereafter to become due under the Note, this Agreement and the documents related hereto;

               (3) the Bank may take whatever action in law or in equity as may appear necessary or appropriate to collect any other amounts then due and thereafter to become due under this Agreement and the documents related hereto and to enforce performance and observance of any obligation, agreement, or covenant of the Borrower thereunder; and

               (4) the Bank may take whatever action in law or in equity as may appear necessary or appropriate to enforce its rights with respect to the collateral securing the Note.

       8. NOTICES. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by mail, postage prepaid, first class, certified or registered mail, return receipt requested, to the following address or such other address of which a party subsequently may give notice to all the other parties (provided, however, that notices to the Bank shall not be effective until received by the Bank):

               IF TO BANK:                   Dakota Bank
                                             ATTENTION:  JOHN P. SEIDEL
                                             1060 Dakota Drive
                                             Mendota Heights, MN  55120

               IF TO THE BORROWER:           Excelsior-Henderson
                                             Motorcycle Manufacturing Company

                                                                  EXHIBIT 10.10


                                             ATTENTION:  THOMAS M. ROOTNESS,
                                             SENIOR VICE PRESIDENT OF FINANCE
                                             AND ADMINISTRATION
                                             805 Hanlon Drive
                                             Belle Plaine, MN  56011

       9.      MISCELLANEOUS.

       A. WAIVERS, ETC. No failure on the part of the Bank to exercise, and no delay in exercising, any right or remedy hereunder or under applicable law or any document or agreement related hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

       B. EXPENSES. The Borrower shall reimburse the Bank for any and all costs and expenses, including, without limitation, attorneys' fees, paid or incurred by either the Bank in connection with the preparation of the enforcement by the Bank during the term hereof of thereafter or any of the rights or remedies of the Bank under any of the foregoing documents, instruments or agreements of under applicable law, whether or not suit is filed with respect thereto.

       C. AMENDMENTS, ETC. The Borrower Documents may not be amended or modified except by written instruments signed by the Bank and the Borrower.

       D. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns; provided, however, that the Borrower may not transfer or assign its rights to borrow hereunder without the prior written consent of the Bank.

       E. ACCOUNTING. Unless otherwise expressly provided herein, or unless the Bank otherwise consents in writing, all accounting terms used herein which are not expressly defined in this Agreement shall have the meanings respectively given to them in accordance with generally accepted accounting principles and audited financial statements and reports furnished to the Bank hereunder shall be prepared, and all computations and determinations pursuant hereto shall be made, in accordance with generally accepted accounting principles and practices, applied on a basis not materially inconsistent with that applied in preparing the respective financial statements referred to in Sections 5D hereof.

       F. GOVERNING LAW. Except as otherwise expressly provided therein, the Borrower Documents, and all other agreements related hereto, shall be construed in accordance with and governed by the laws of the State of Minnesota.

                                                                  EXHIBIT 10.10


       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

DAKOTA BANK                             EXCELSIOR-HENDERSON
                                        MOTORCYCLE MANUFACTURING COMPANY


By:                                     By:
   ----------------------------------       -----------------------------------
       David M. Carlson                        Thomas M. Rootness
       Its Executive Vice President            Its Senior Vice President of
                                               Finance and Administration and
                                               Chief Financial Officer

                                                                  EXHIBIT 10.10


                                    EXHIBIT "A"
                                         TO
                                   LOAN AGREEMENT

                                     COLLATERAL

(a) All accounts receivable, contract rights and rights to payment in money or in kind for goods sold or leased or for services rendered; all returned or repossessed goods arising from or relating to any account, contract rights, or rights to payment; and any rights of Borrower as an unpaid seller of goods or services, which may now exist or which are hereafter acquired, together with all proceeds and products of the foregoing;

(b) All inventory (goods, merchandise, and other personal property) which are held for sale, lease or otherwise in connection with Borrower's operations, or furnished or to be furnished under any contract of service or are raw materials, work-in-process, supplies, or materials used or consumed in Borrower's operations, and any right of Borrower as an unpaid seller of goods or services; and

(c) All equipment, machinery and other fixed assets of Borrower pledged by Borrower to Bank pursuant to the terms of the Security Agreement.